 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2008

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 22, 2008, the Company entered into a new, non-exclusive license agreement with Motorola Inc. to distribute certain Motorola trademarked carry solution accessory products to customers in the United States, Canada, and Europe through March 31, 2009.   The Company has agreed to pay to Motorola a royalty based upon actual net sales, subject to payment of minimum royalties (irrespective of actual net sales) in the amount of $650,000 over the term of the agreement, such minimum payments commencing in respect of the third calendar quarter of 2008. The license agreement is effective retroactive to January 1, 2008, following the expiration of a prior license agreement, which was entered into in 2004.  The new agreement is subject to renewal by mutual consent.

A copy of the press release announcing the entry into the agreement is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1                         Press Release issued on May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra

_______________________________________

Name Douglas W. Sabra

Title: Chief Executive Officer

Dated: May 27, 2008